EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041

December 12, 2006

  FOR IMMEDIATE RELEASE
  Contact: Martin A. Thomson, Chief Executive Officer
  First Federal of Northern Michigan Bancorp, Inc.
  Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND


     ALPENA, Michigan - December 12, 2006 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ended December 31, 2006. The dividend will be payable to stockholders of record as of December 31, 2006 and will be paid on January 19, 2007. The Company has 3,034,999 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.

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